Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Portfolio Holdings Disclosure” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the incorporation by reference of our reports dated October 18, 2013 in the Registration Statement (Form N-1A) of Principal Funds, Inc., for the year ended August 31, 2013 filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 140 under the Securities Act of 1933 (Registration No. 033-59474).

/s/Ernst & Young LLP

Minneapolis, Minnesota
June 5, 2014